UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549
                        ____________________

                              FORM 8-K

                           CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934

                    Date of Report: June 30, 2010
                  (Date of earliest event reported)


                        AMERILITHIUM CORP.
       (Exact name of registrant as specified in its charter)

      Nevada                        333-155059               61-1604254
(State or other jurisdiction  (Commission File Number)     (IRS Employer
 of incorporation)                                         Identification No.)

      297 Kingsbury Grade
      Lake Tahoe, Nevada                        89449-447
(Address of principal executive offices)       (zip code)

Registrant's telephone number, including area code (702) 583-7792


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))










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Item 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On June 29, 2011, Amerilithium Corp. entered into Note Purchase Agreements with JMJ Financial pursuant to which Amerilithium issued and sold, and the JMJ Financial purchased a series of convertible promissory notes of Amerilithium in the principal amount of $2,390,000. The Notes are convertible into shares of Amerilithium's common stock based on 80% of the lowest trade price in the 25 trading days previous to the conversion. The Notes have a maturity of three years and each bear an 8% one-time original issue discount interest charge, payable on issuance.

     The initial note has a principal amount of $1,850,000, with an original discount of $150,000, bears interest at 8% and provides for $1,700,000 of cash payments to be made to Amerilithium. The funds will be paid according to the following schedule:

     - $370,000 paid to Amerilithium within three business days of execution and closing of the Note Purchase Agreement, and $60,000 paid to counsel appointed by Amerilithium to draft the registration statement described below.

     - $70,000 paid to Amerilithium within ten business days of filing of an S-1 registration statement, and that registration statement must be filed no later than 21 days from the date of the Note Purchase
Agreement.

     - $400,000 paid to Amerilithium within ten business days of notice of effective registration statement, and that registration statement must be effective no later than 120 days from the date of the Note Purchase Agreement.

     - $200,000 paid to Amerilithium within 120 business days of notice of effective registration statement.

     - $300,000 paid to Amerilithium within 150 business days of notice of effective registration statement.

     - $300,000 paid to Amerilithium within 180 business days of notice of effective registration statement.

At each of the foregoing funding dates, the funding of such amount is conditioned on the following:

     - The calculated conversion price shall be equal to or greater than $0.1665;
     -  Adequate registered shares must be available for issuance;
     - The total dollar trading volume of Amerilithium's stock for the 23 days prior to the date of conversion must be equal to or greater than $1,000,000 and
     -  No event of default shall exist.

         Within 21 days of the date of the Note Purchase Agreement, Amerilithium is required to file a registration statement to register 15,000,000 of the shares issuable upon conversion of the initial Note.

         The principal sum of the other 8% Note is $540,000, with a $40,000 original discount. Payment for such Note was made by the issuance by JMJ Financial to Amerilithium of a secured and collateralized promissory note in the principal amount of $500,000 being received as consideration.

         Each of the Amerilithium Notes includes customary default provisions related to payment of principal and interest and bankruptcy or creditor assignment. In addition, it shall constitute an event of default under the Amerilithium Notes if Amerilithium shall not be eligible to transfer shares by DWAC/FAST or it shares shall not be DTC eligible or Amerilithium shall not be current in its filings with the Securities and Exchange Commission,

         The issuance of the Notes were made pursuant to Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public

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offering, JMJ Financial was an accredited investor, JMJ Financial took the securities for investment and not resale, and Amerilithium took appropriate measures to restrict the transfer of the securities.

         The foregoing is only a summary of the terms of the transaction between Amerilithium and JMJ Financial. You are urged to read each of the documents and agreements, which are each attached as an exhibit to this current report and incorporated by reference herein.

Item 2.03. 	Creation of a Direct Financial Obligation of a Registrant.

See Item 1.01.


Item 3.02.	Unregistered Sales of Equity Securities.

See Item 1.01.


Item 7.01. Regulation FD Disclosure.

	On July 6, 2011, Amerilithium issued a press release announcing the closing of the financing referenced above.

         The information set forth in this Item 7.01 and the attached exhibits 99.6 is furnished to, but shall not be deemed "filed" with the Securities and Exchange Commission for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise incorporated by reference into any filing pursuant to the Securities Act of 1933 or the Exchange Act, except as otherwise expressly stated in such a filing.


Item 9.01      	Financial Statements and Exhibits.

(d) Exhibits


Exhibit Number

Description

99.1  Convertible Promissory Note issued by Company for $1,850,000
99.2  Convertible Promissory Note issued by Company for $540,000
99.3  Letter Agreement, dated June 29, 2011
99.4  Additional Default Provisions, dated June 29, 2011
99.5 Secured & Collateralized Promissory Note issued by JMJ Financial for $540,000
99.6  Press release dated July 6, 2011





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                   		SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 6, 2011

                                             AMERILITHIUM CORP.


                                             By: /s/ MATTHEW WORRALL
                                                 --------------------
                                                Matthew Worrall
                                                Chief Executive Officer